UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 1, 2007
Date of Report (Date of earliest event reported)
STARBUCKS CORPORATION
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-20322 (Commission File Number)	91-1325671 (IRS Employer Identification No.)
2401 Utah Avenue South
Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)
(206) 447-1575
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events.
     In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Starbucks Corporation insider trading policy, David A. Pace, the Company’s executive vice president, Partner Resources, entered into a selling plan effective March 1, 2007. Under the selling plan, between April 23, 2007 and December 31, 2007, Mr. Pace will sell a total of 60,000 shares of the Company’s common stock so long as the market price of the common stock is higher than a minimum threshold price specified in the plan. Up to 20,000 shares may be sold beginning April 23, 2007, up to 20,000 additional shares may be sold beginning July 23, 2007, and the remaining 20,000 shares of common stock may be sold beginning November 5, 2007.
     Rule 10b5-1 permits an insider to implement a written prearranged trading plan entered into at a time when the insider is not aware of any material nonpublic information about the Company and allows the insider to trade on a one-time or regularly scheduled basis regardless of any material nonpublic information about the Company thereafter received by the insider.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated: March 7, 2007	By:	/s/ Andrew M. Paalborg

Andrew M. Paalborg
vice president, assistant general
counsel and assistant secretary